UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 17, 2017
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 17, 2017, James A. Howell, Principal Accounting Officer of Nordstrom, Inc. (the “Company"), notified the Company that he would resign from his positions with the Company, including as Principal Accounting Officer, effective as of June 2, 2017, to pursue another opportunity.
On May 18, 2017, the Company appointed Michael Maher as interim principal accounting officer effective June 3, 2017. The Company plans to identify a candidate to serve as  principal accounting officer on a permanent basis. Mr. Maher, 43, has served as  Senior Vice President Finance, Full Price since May 2017. From October 2011 to April 2017, he held various leadership finance roles for the Company’s full-line stores and full-price channel. He previously served as the Company’s Controller from November 2009, when he joined the Company, to September 2011. Prior to joining Nordstrom in 2009, Mr. Maher was the Vice President, Retail Division Controller for Longs Drug Stores Corporation. Prior to that, he was the Assistant Corporate Controller at 24 Hour Fitness, and Manager of Assurance and Advisory Services and a Certified Public Accountant with Deloitte & Touche LLP.
There are no arrangements or understandings between Mr. Maher and any other persons pursuant to which he was appointed as an executive officer of the Company. There are no family relationships between Mr. Maher and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item  404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: May 23, 2017